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                 CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 13, 2000 incorporated by reference in this Registration Statement (Form N-1A Nos. 33-84270 and 811-8776) of Alliance All-Asia Investment Fund, Inc.





                             ERNST & YOUNG LLP


New York, New York
January 26, 2001




























00250203.AZ5